Exhibit 99.1

Revised Selected Financial Data
The following table sets forth selected historical consolidated financial data as of the dates and for the periods indicated, which reflect our former Harland Financial Solutions segment as discontinued operations for comparability. The selected consolidated statement of operations data for the year ended December 31, 2012, the periods January 1 to December 21, 2011 and December 22 to December 31, 2011 and the year ended December 31, 2010 and selected consolidated balance sheet data as of December 31, 2012 and 2011 have been derived from our audited consolidated financial statements and related notes included elsewhere in this Current Report on Form 8-K.
The Company is an indirect, wholly owned subsidiary of M & F Worldwide Corp. ("M&F Worldwide"), which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). On September 12, 2011, M & F Worldwide agreed to merge with an indirect wholly owned subsidiary of MacAndrews, and following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of closing conditions, that merger was effected on December 21, 2011 (the "MacAndrews Acquisition"). As a result of the MacAndrews Acquisition, under Generally Accepted Accounting Principles, the Company is required to present the operating results for the year ended December 31, 2011 separately for the predecessor and successor periods. The period prior to the merger transaction (January 1 to December 21, 2011) is presented below as ''Predecessor." The period subsequent to the merger transaction (December 22 to December 31, 2011) is presented below as ''Successor.''
As a result of the Company applying the acquisition method of accounting for the MacAndrews Acquisition, the Successor period financial statements reflect a new basis of accounting, while the Predecessor financial statements were prepared using the Company's historical basis of accounting. As a result, the Predecessor and Successor financial statements are not comparable. There have been no changes in the business operations of the Company due to the MacAndrews Acquisition. See Note 3 to the Company's consolidated financial statements included elsewhere in this Current Report on Form 8-K for further discussion of the MacAndrews Acquisition.
The selected financial data are not necessarily indicative of results of future operations, and should be read in conjunction with our "Revised Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto, both of which are included elsewhere in this Current Report on Form 8-K.

	Successor		Predecessor
	Year ended December 31, 2012	December 22 to December 31,	January 1 to December 21,	Year Ended December 31, 2010 (b)
(In millions)		2011 (a)	2011 (a)
Statement of Operations Data:
Net revenues	$1,415.2	$31.4	$1,306.5	$1,388.5
Cost of revenues	931.8	26.1	815.7	836.8
Gross profit	483.4	5.3	490.8	551.7
Selling, general and administrative expenses	285.8	7.4	283.8	280.1
Revaluation of contingent consideration	—	—	(23.6)	0.3
Asset impairment charges	1.6	—	111.6	3.7
Restructuring costs	18.5	—	12.2	19.5
Operating income (loss)	177.5	(2.1)	106.8	248.1
(Loss) gain on early extinguishment of debt	(34.2)	(0.1)	—	—
Interest expense, net	(220.7)	(6.6)	(104.4)	(114.8)
Loss from equity method investment	(0.1)	—	—	—
Other (expense) income, net	(0.2)	—	13.2	0.1
(Loss) income from continuing operations before income taxes	(77.7)	(8.8)	15.6	133.4
(Benefit) provision for income taxes on continuing operations	(28.9)	(3.3)	19.5	47.8
Net (loss) income from continuing operations	(48.8)	(5.5)	(3.9)	85.6
Net income (loss) from discontinued operations	13.8	(0.4)	33.1	28.6
Net (loss) income	$(35.0)	$(5.9)	$29.2	$114.2

	December 31,
(In millions)	2012	2011 (a)
Balance Sheet Data:
Total assets	$2,986.4	$3,103.7
Long-term debt, including current portion and short-term borrowings(c)	1,847.8	1,812.0
Stockholder's equity	35.2	147.3
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(a)
Includes the financial position and results of operations of GlobalScholar from the date of its acquisition on January 3, 2011 and the financial position and results of operations of Faneuil from the date of common control on December 21, 2011. Includes new basis of accounting in the Successor period related to acquisition accounting required by the MacAndrews Acquisition. See Note 3 to our accompanying consolidated financial statements included elsewhere in this Current Report on Form 8-K.

(b)
Includes the financial position and results of operations of Spectrum K12 from the date of its acquisition on July 21, 2010. See Note 3 to our accompanying consolidated financial statements included elsewhere in this Current Report on Form 8-K.

(c)	Includes capital leases of $3.1 million and $4.5 million for fiscal years 2012 and 2011, respectively.

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